FOR IMMEDIATE RELEASE
Corebridge Financial Announces Second Quarter 2026 Results

•Corebridge Financial and Equitable Holdings shareholders successfully approved the merger on July 30th
•Net loss available to Corebridge common shareholders of $16 million, or $0.04 per common share
•Adjusted after-tax operating income1 available to Corebridge common shareholders of $512 million and operating earnings per common share of $1.12
•Premiums and deposits1 of $9.1 billion
•Holding company liquidity of $1.4 billion
•Returned $412 million to shareholders, including $300 million of share repurchases
•Declared dividend of $0.25 per share of common stock on August 4, 2026, payable on September 30, 2026, to shareholders of record at the close of business on September 16, 2026

HOUSTON – August 4, 2026 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the second quarter ended June 30, 2026.

“We are pleased with our performance in the second quarter, having executed across the organization to deliver strong earnings, resilient sales, and consistent cash generation," said Marc Costantini, President and Chief Executive Officer. "Operationally, we continue to advance our commitment to becoming the easiest company to do business with—a strategy that is foundational to our customer success."

"Regarding our merger with Equitable, we have reached a pivotal milestone with shareholder approval. We are now focused on the roadmap to final execution, having further refined our combined leadership to ensure we have the right team to win. We are more confident than ever that this merger will create a combined company with the right attributes to drive profitable growth and create significant shareholder value.”
1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below

FOR IMMEDIATE RELEASE
Consolidated results
($ in millions, except per share data)

	Three Months Ended June 30,
	2026	2025
Net loss available to common shareholders	$(16)	$(660)
Loss per common share available to common shareholders	$(0.04)	$(1.20)
Weighted average shares outstanding - diluted	454	550
Adjusted after-tax operating income available to common shareholders[1]	$512	$672
Operating earnings per common share[1]	$1.12	$1.22
Weighted average shares outstanding - operating	455	551
Total common shares outstanding	446	543
Pre-tax income (loss)	$52	$(608)
Adjusted pre-tax operating income[1]	$664	$842
Core sources of income[2]	$1,568	$1,494
Base spread income[2]	$898	$862
Fee income[2]	$325	$282
Underwriting margin excluding variable investment income[2]	$345	$350
Premiums and deposits	$9,066	$10,466
Net investment income	$3,190	$3,338
Net investment income (APTOI basis)[1]	$3,031	$2,984
Base portfolio income - insurance operating businesses	$3,017	$2,784
Variable investment income - insurance operating businesses	$28	$193
Corporate and other	$(14)	$7

Return on average equity	(0.6%)	(21.7%)
Adjusted return on average equity[1]	11.4%	12.9%

Net loss available to common shareholders was $16 million, compared to a loss of $660 million in the prior year quarter. The variance largely was a result of lower realized losses, partially offset by unfavorable changes in the fair value of market risk benefits and higher interest credited to policyholder account balances than in the prior year period.

Adjusted pre-tax operating income ("APTOI") was $664 million, or a 21% decrease from the prior year quarter. Excluding variable investment income ("VII"), APTOI decreased 2% from the same period,
2     This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below

FOR IMMEDIATE RELEASE
driven by higher policyholder benefits, interest credited to policyholder account balances and other expenses, partially offset by higher premiums and net investment income.

Core sources of income was $1.6 billion, a 5% increase from the prior year quarter largely due to higher fee and base spread income, partially offset by lower underwriting margin.

Premiums and deposits were $9.1 billion, a 13% decrease from the prior year quarter primarily due to lower fixed and fixed indexed annuity sales, partially offset by an increase in GIC issuances, efficiently allocating capital toward businesses with the highest risk adjusted returns.

Capital and liquidity highlights
•Life Fleet RBC ratio2 remains above target
•Holding company liquidity of $1.4 billion as of June 30, 2026
•Financial leverage ratio2 of 33.0%
•Returned $412 million to shareholders through $300 million of share repurchases and $112 million of dividends to common shareholders
•Declared dividend of $0.25 per share of common stock on August 4, 2026, payable on September 30, 2026, to shareholders of record at the close of business on September 16, 2026

Business results
($ in millions)
Individual Retirement

	Three Months Ended June 30,
	2026	2025
Premiums and deposits	$3,822	$6,487
Total sources of income	$754	$780
Core sources of income	$734	$706
Spread income	$665	$704
Base spread income	$645	$630
Variable investment income	$20	$74
Fee income	$89	$76
Adjusted pre-tax operating income	$467	$523

•Premiums and deposits decreased $2.7 billion, or 41%, from the prior year quarter, primarily driven by lower fixed annuity and fixed index annuity deposits, partially offset by higher RILA deposits

FOR IMMEDIATE RELEASE
•Core sources of income increased 4% from the prior year quarter due to higher base spread and fee income
•APTOI decreased $56 million, or 11%, from the prior year quarter. Excluding VII, APTOI was flat from the prior year quarter driven by higher base spread and fee income, offset by higher sales-related expenses

Group Retirement

	Three Months Ended June 30,
	2026	2025
Premiums and deposits	$1,769	$1,976
Total sources of income	$359	$361
Core sources of income	$355	$337
Spread income	$140	$171
Base spread income	$136	$147
Variable investment income	$4	$24
Fee income	$219	$190
Adjusted pre-tax operating income	$151	$182

•Premiums and deposits decreased $207 million, or 10%, from the prior year quarter, primarily driven by lower in-plan and out-of-plan annuity deposits
•Core sources of income increased $18 million, or 5%, over the prior year quarter, primarily due to higher fee income, partially offset by lower base spread income
•APTOI decreased $31 million, or 17%, from the prior year quarter. Excluding VII, APTOI decreased 7% from the prior year quarter, primarily driven by lower base spread income and higher expenses, partially offset by higher fee income

FOR IMMEDIATE RELEASE
Life Insurance

	Three Months Ended June 30,
	2026	2025
Premiums and deposits	$870	$868
Underwriting margin	$331	$344
Underwriting margin excluding variable investment income	$332	$338
Variable investment income	$(1)	$6
Adjusted pre-tax operating income	$112	$133

•Premiums and deposits increased $2 million over the prior year quarter due to higher traditional life sales, partially offset by lower universal life sales
•Underwriting margin excluding VII decreased 2% from the prior year quarter, primarily driven by less favorable underwriting experience in the current period
•APTOI decreased $21 million, or 16%, from the prior year quarter. Excluding VII, APTOI decreased 11% from the prior year quarter driven by less favorable underwriting experience and higher general operating expenses

Institutional Markets

	Three Months Ended June 30,
	2026	2025
Premiums and deposits	$2,605	$1,135
Total sources of income	$152	$202
Core sources of income	$147	$113
Spread income	$122	$173
Base spread income	$117	$85
Variable investment income	$5	$88
Fee income	$17	$16
Underwriting margin	$13	$13
Underwriting margin excluding variable investment income	$13	$12
Variable investment income	$—	$1
Adjusted pre-tax operating income	$119	$173

FOR IMMEDIATE RELEASE
•Premiums and deposits increased $1.5 billion, or 130%, over the prior year quarter, primarily driven by higher GIC issuances
•Total sources of income decreased 25% from the prior year quarter due to lower VII. Core sources of income increased 30% over the prior year quarter, primarily driven by higher base spread income
•APTOI decreased $54 million, or 31%, from the prior year quarter. Excluding VII, APTOI increased 36% over the prior year quarter primarily due to higher base spread income, reflecting growth in the underlying business
Corporate and Other

	Three Months Ended June 30,
	2026	2025
Corporate expenses	$(38)	$(32)
Interest expense on financial debt	$(114)	$(114)
Asset management	$—	$—
Consolidated investment entities	$—	$—
Other	$(33)	$(23)
Adjusted pre-tax operating (loss)	$(185)	$(169)

•APTOI loss increased $16 million from the prior year quarter, primarily due to higher corporate expenses
Conference call

Corebridge will host a conference call on Wednesday, August 5, 2026, at 9:00 a.m. EDT to review these results. The call is open to the public and can be accessed via a live, listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #

FOR IMMEDIATE RELEASE
About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $390 billion in assets under management and administration as of June 30, 2026, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us on LinkedIn. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts

Investor Relations	Media Relations
Işıl Müderrisoğlu	Paul Miles
investorrelations@corebridgefinancial.com	media.contact@corebridgefinancial.com

# # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

Cautionary Statement Regarding Forward-Looking Information

This press release includes statements, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements, and any related oral statements, can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “forecasts,” “intends,” “targets,” “plans,” “assumes,” “enable,” “estimates,” “anticipates,” “goals,” “guidance,” “formidable,” “preliminary,” “objective,” “continue,” “drive,” “improve,” “superior,” “robust,” “positioned,” “resilient,” “vision,” “potential,” “immediate,” “on track,” “progress”, “is optimistic,” and similar expressions or the negative of those expressions or verbs. We caution you that forward-looking statements are not guarantees of future performance or outcomes. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside our control. These statements include, but are not limited to, statements about the potential repurchases of shares of common stock, statements about the expected timing and completion of the proposed transaction between the Company and Equitable Holdings, Inc. (“Equitable”) (the “Proposed Transaction”), the anticipated benefits of the Proposed Transaction, including estimated synergies and projected cost savings, and plans and expectations for the Company, Equitable or their new parent company after completion of the Proposed Transaction.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors include, among others, the ability to repurchase shares (if the Company decides to do so) within the expected timing or at all; the ability to complete the Proposed Transaction on the timeframe or on the terms currently anticipated or at all, including due to a failure to obtain requisite, stock exchange, regulatory, governmental or other approvals; risks related to difficulties, inabilities or delays in integrating the parties’ businesses; the ability to realize the anticipated benefits of the Proposed Transaction, including estimated run-rate expense synergies and projected cost savings at the times, and to the extent, anticipated, as well as expected operating earnings and cashflow generation; the occurrence of any event, change or other circumstance that could give rise to the right of either or both parties to terminate the merger agreement; the potential impact of the announcement or consummation of the Proposed Transaction on the Company or Equitable's stock price and on their respective business, contractual and

FOR IMMEDIATE RELEASE
operational relationships (including with regulatory bodies, employees, suppliers, clients and competitors); risks related to business disruptions from the Proposed Transaction that may harm the business or current plans and operations of either or both parties, including diversion of management time from ongoing business operations; the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of either or both parties to hire and retain key personnel; the parties’ ability to raise debt on favorable terms or at all; the outcome of any legal proceedings that may be instituted against the Company, Equitable, their new parent company or their respective directors; restrictions on the conduct of the Company and Equitable's respective businesses prior to the closing of the Proposed Transaction and on each of their ability to pursue alternatives to the Proposed Transaction; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities; the deterioration of economic conditions; geopolitical tensions; the potential impact of a downgrade in the Company or Equitable's Insurer Financial Strength ratings or credit ratings or of the new parent company of the Company and Equitable following completion of the Proposed Transaction; other factors that may affect future results of the Company and Equitable; and management’s response to any of the aforementioned factors.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, the rise of pressures on the commercial real estate market, and geopolitical tensions;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements and the reinsurers' performance of their obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness or our ability to obtain additional financing on favorable terms or at all;
•our ability to maintain sufficient eligible collateral to support business and funding strategies requiring collateralization;
•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength (“IFS”) ratings or credit ratings;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•the impact of risks associated with our arrangement with Blackstone ISG-I Advisors LLC or any affiliates thereof (“Blackstone”), BlackRock Financial Management, Inc. (“BlackRock”) or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone;

FOR IMMEDIATE RELEASE
•our inability to maintain the availability of critical technology systems and the confidentiality, integrity and availability of our data, including challenges associated with a variety of privacy and information security laws;
•scrutiny and evolving expectations from investors, regulators, customers and other stakeholders regarding environmental, social and governance matters;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to protect our intellectual property;
•our ability to operate efficiently and compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our relationships with Nippon Life Insurance Company, a mutual company organized under the laws of Japan (“Nippon”) and Blackstone and conflicts of interests arising due to such relationships;
•the indemnification obligations we have to American International Group, Inc. ("AIG");
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our initial public offering (“IPO”) and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes caused by our separation from AIG;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire AIG Consolidated Tax Group for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our shareholders; and
•other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as our Quarterly Reports on Form 10-Q.

The foregoing list of factors is not exhaustive. You should carefully consider these factors and the other risks and uncertainties described in the “Risk Factors” section of the new parent company’s Registration Statement on Form S-4 and other documents filed or furnished by the Company and Equitable from time to time with the Securities and Exchange Commission (the “SEC”), including their Annual Reports on Form 10-K for the year ended December 31, 2025 and Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual events and results could differ materially from those contained in the forward-looking statements. There may be additional risks that neither the Company nor Equitable presently know or that the Company and Equitable currently believe are immaterial that could also cause actual events and results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company and Equitable’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company and Equitable anticipate that subsequent events and developments will cause the Company and Equitable's assessments to change. While the Company and Equitable may elect to update these forward-looking statements at some point in the future, the Company and Equitable specifically disclaim any obligation to do so, unless required by applicable law. Neither the Company nor Equitable gives any assurance that the Company, Equitable or their new parent company will achieve the results or other matters set forth in the forward-looking

FOR IMMEDIATE RELEASE
statements.

Non-GAAP financial measures

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income (loss) before income tax expense (benefit). These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RE RELATED ADJUSTMENTS:

The modified coinsurance (“modco”) reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, or those recognized as embedded derivatives at fair value, are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

FOR IMMEDIATE RELEASE
MARKET RISK BENEFIT ADJUSTMENTS (“MRBs”):

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain GMWBs and/or GMDBs which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs are excluded from APTOI. MRBs related to the variable annuity business subject to the reinsurance agreements with Corporate Solutions Life Reinsurance Company (“CSLR”) are reported in the “Businesses exited through reinsurance” line item.

BUSINESSES EXITED THROUGH REINSURANCE:

Represents the results of businesses that have been or will be economically exited through reinsurance. This includes MRBs, along with changes in the fair value of derivatives used to hedge MRBs which are recorded through “Change in the fair value of MRBs, net.” The results of operations from these businesses have been excluded from APTOI as they are not indicative of our ongoing business operations.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted After-tax Operating Income Available to Corebridge Common Shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above and preferred stock dividends, as well as the following tax items from net income attributable to us:

•reclassifications of disproportionate tax effects from AOCI, changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value Available to Corebridge Common Shareholders is derived by excluding preferred stock as well as AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Return on Average Equity Available to Common Shareholders (“Adjusted ROAE”) is derived by dividing

FOR IMMEDIATE RELEASE
AATOI by average Adjusted Book Value available to Common Shareholders and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, revenues from businesses exited through reinsurance, and income from non-operating litigation settlements (included in Other income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income. We believe that presenting net investment income on an APTOI basis is useful for gaining an understanding of the main drivers of investment income.

Operating Earnings per Common Share (“Operating EPS”) is derived by dividing AATOI by weighted average diluted shares.

Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

Key operating metrics and key terms

Assets Under Management and Administration

•Assets Under Management (“AUM”) include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration (“AUA”) include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap ("SVW") contracts.
•Assets Under Management and Administration (“AUMA”) is the cumulative amount of AUM and AUA.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Core sources of income means the sum of base spread income, fee income and underwriting margin, excluding variable investment income, in our Individual Retirement, Group Retirement, Life Insurance and Institutional Markets segments.

Cost of funds means the interest credited to policyholders excluding the amortization of deferred sales inducement assets.

FOR IMMEDIATE RELEASE

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income and net investment income, less interest credited to policyholder account balances and policyholder benefits, and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of (i) financial debt, (ii) Adjusted Book Value available to Common Shareholders, (iii) preferred stock, and (iv) non-redeemable noncontrolling interests.

Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet. RBC ratios are quoted using the Company Action Level.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income on bonds, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income on certain partnership entities that are required to be consolidated. Alternative investments include private equity and real estate equity funds which are generally reported on a one-quarter lag.

FOR IMMEDIATE RELEASE
Reconciliations

The following table presents a reconciliation of pre-tax income (loss)/net income (loss) available to Corebridge common shareholders to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) available to Corebridge common shareholders:

Three Months Ended June 30,	2026				2025
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests/ Preferred stock dividends	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests/ Preferred stock dividends	After Tax
Pre-tax income (loss)/net income (loss), including noncontrolling interests	$52	$50	$—	$2	$(608)	$60	$—	$(668)
Noncontrolling interests	—	—	—	—	—	—	8	8
Preferred stock dividends	—	—	(18)	(18)	—	—	—	—
Pre-tax income (loss)/net income (loss) available to Corebridge common shareholders	52	50	(18)	(16)	(608)	60	8	(660)
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(233)	(51)	—	(182)	(343)	(73)	—	(270)
Net realized losses on Fortitude Re funds withheld assets	25	6	—	19	30	7	—	23
Net realized losses on Fortitude Re funds withheld embedded derivative	316	68	—	248	251	53	—	198
Subtotal Fortitude Re related items	108	23	—	85	(62)	(13)	—	(49)
Other reconciling Items
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	15	—	(15)	—	(6)	—	6
Deferred income tax valuation allowance (releases) charges	—	(60)	—	60	—	(186)	—	186
Changes in fair value of market risk benefits, net	24	5	—	19	(44)	(9)	—	(35)
Changes in benefit reserves related to net realized (losses)	(1)	—	—	(1)	(4)	(1)	—	(3)
Net realized (gains) losses(1)	301	63	—	238	1,758	369	—	1,389
Restructuring and other costs	62	13	—	49	129	28	—	101
Non-recurring costs related to regulatory or accounting changes	—	—	—	—	1	—	—	1
Businesses exited through reinsurance	118	25	—	93	(336)	(72)	—	(264)
Noncontrolling interests	—	—	—	—	8	—	(8)	—
Subtotal Other non-Fortitude Re reconciling items	504	61	—	443	1,512	123	(8)	1,381
Total adjustments	612	84	—	528	1,450	110	(8)	1,332
Adjusted pre-tax operating income (loss)/Adjusted after-tax operating income (loss) available to Corebridge common shareholders	$664	$134	$(18)	$512	$842	$170	$—	$672
(1)    Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income (loss) by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Total Corebridge
Three Months Ended June 30, 2026
Premiums	$26	$4	$382	$129	$—	$541
Policy fees	89	116	356	51	—	612
Net investment income	1,604	438	324	679	(14)	3,031
Net realized gains (losses)(1)	—	—	—	—	—	—
Advisory fee and other income	—	103	—	—	9	112
Total adjusted revenues	1,719	661	1,062	859	(5)	4,296
Policyholder benefits	32	7	652	432	—	1,123
Interest credited to policyholder account balances	946	302	79	275	(1)	1,601
Amortization of deferred policy acquisition costs	131	28	83	6	—	248
Non-deferrable insurance commissions	50	31	14	5	1	101
Advisory fee expenses	6	39	—	—	—	45
General operating expenses	87	103	122	22	56	390
Interest expense	—	—	—	—	124	124
Total benefits and expenses	1,252	510	950	740	180	3,632
Noncontrolling interests	—	—	—	—	—	—
Adjusted pre-tax operating income (loss)	$467	$151	$112	$119	$(185)	$664

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Total Corebridge
Three Months Ended June 30, 2025
Premiums	$31	$—	$377	$25	$—	$433
Policy fees	76	105	366	51	—	598
Net investment income	1,519	469	335	654	7	2,984
Net realized gains (losses)(1)	—	—	—	—	(11)	(11)
Advisory fee and other income	—	85	—	1	6	92
Total adjusted revenues	1,626	659	1,078	731	2	4,096
Policyholder benefits	36	2	650	286	—	974
Interest credited to policyholder account balances	824	301	84	243	—	1,452
Amortization of deferred policy acquisition costs	112	21	84	4	—	221
Non-deferrable insurance commissions	41	30	15	5	—	91
Advisory fee expenses	3	30	1	—	—	34
General operating expenses	87	93	111	20	50	361
Interest expense	—	—	—	—	129	129
Total benefits and expenses	1,103	477	945	558	179	3,262
Noncontrolling interests	—	—	—	—	8	8
Adjusted pre-tax operating income (loss)	$523	$182	$133	$173	$(169)	$842
(1)    Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE

The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended June 30,
(in millions)	2026	2025
Individual Retirement
Spread income	$665	$704
Fee income	89	76
Total Individual Retirement	754	780
Group Retirement
Spread income	140	171
Fee income	219	190
Total Group Retirement	359	361
Life Insurance
Underwriting margin	331	344
Total Life Insurance	331	344
Institutional Markets
Spread income	122	173
Fee income	17	16
Underwriting margin	13	13
Total Institutional Markets	152	202
Total
Spread income	927	1,048
Fee income	325	282
Underwriting margin	344	357
Total	$1,596	$1,687

The following table presents Life Insurance underwriting margin:

	Three Months Ended June 30,
(in millions)	2026	2025
Premiums	$382	$377
Policy fees	356	366
Net investment income	324	335
Other income	—	—
Policyholder benefits	(652)	(650)
Interest credited to policyholder account balances	(79)	(84)
Underwriting margin	$331	$344

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended June 30,
(in millions)	2026	2025
Premiums	$138	$34
Net investment income	644	617
Policyholder benefits	(413)	(262)
Interest credited to policyholder account balances	(247)	(216)
Spread income(1)	$122	$173
SVW fees	17	16
Fee income	$17	$16
Premiums	(9)	(9)
Policy fees (excluding SVW)	34	35
Net investment income	35	37
Other income	—	1
Policyholder benefits	(19)	(24)
Interest credited to policyholder account balances	(28)	(27)
Underwriting margin(2)	$13	$13
(1)    Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(2)    Represents underwriting margin from Corporate Markets products, including corporate- and bank-owned life insurance, private placement variable universal life insurance and private placement variable annuity products

FOR IMMEDIATE RELEASE
The following table presents Operating EPS:

	Three Months Ended June 30,
(in millions, except per common share data)	2026	2025
GAAP Basis
Numerator for EPS
Net income (loss)	$2	$(668)
Less: Net income (loss) attributable to noncontrolling interests	—	(8)
Net income (loss) attributable to Corebridge	2	(660)
Less: Preferred stock dividends	18	—
Net income (loss) available to Corebridge common shareholders	$(16)	$(660)

Denominator for EPS
Weighted average common shares outstanding - basic(1)	454.2	550.3
Dilutive common shares(2)	—	—
Weighted average common shares outstanding - diluted	454.2	550.3

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$(0.04)	$(1.20)
Common stock - diluted	$(0.04)	$(1.20)

Operating Basis
Adjusted after-tax operating income available to Corebridge common shareholders	$512	$672
Weighted average common shares outstanding - diluted	454.7	551.3
Operating earnings per common share	$1.12	$1.22

Common Shares Outstanding
Common shares outstanding, beginning of period	456.7	553.1
Share repurchases	(10.9)	(9.9)
Newly issued shares	—	—
Common shares outstanding, end of period	445.8	543.2
(1)    Includes vested shares under our share-based employee compensation plans
(2)    Potential dilutive common shares include our share-based employee compensation plans

The following table presents the reconciliation of Adjusted Book Value:

At Period End	June 30, 2026	March 31, 2026	June 30, 2025
(in millions, except per share data)
Total Corebridge shareholders' equity	$10,651	$10,805	$12,302
Less: Preferred stock and additional paid-in capital	493	493	—
Total Corebridge shareholders' equity available to common shareholders (a)	10,158	10,312	12,302
Less: Accumulated other comprehensive income (AOCI)	(10,167)	(10,428)	(10,633)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,526)	(2,610)	(2,587)
Total adjusted book value available to Corebridge common shareholders (b)	$17,799	$18,130	$20,348
Total common shares outstanding (c)(1)	445.8	456.7	543.2
Book value per common share (a/c)	$22.79	$22.58	$22.65
Adjusted book value per common share (b/c)	$39.93	$39.70	$37.46
(1)    Total common shares outstanding are presented net of treasury stock

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended June 30,
(in millions, unless otherwise noted)	2026	2025
Actual or annualized net income (loss) available to Corebridge common shareholders (a)	$(64)	$(2,640)
Actual or annualized adjusted after-tax operating income available to Corebridge common shareholders (b)	2,048	2,688
Average Corebridge Shareholders’ equity	10,728	12,141
Less: Average preferred stock	493	—
Total Average equity available to Corebridge common shareholders (c)	10,235	12,141
Less: Average AOCI	(10,298)	(11,341)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,568)	(2,570)
Average Adjusted Book Value (d)	$17,965	$20,912

Return on Average Equity (a/c)	(0.6)%	(21.7)%
Adjusted ROAE (b/d)	11.4%	12.9%

The following table presents the reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended June 30,
(in millions)	2026	2025
Net investment income (net income basis)	$3,190	$3,338
Net investment (income) on Fortitude Re funds withheld assets	(233)	(343)
Net investment (income) related to businesses exited through reinsurance	(8)	(80)
Other adjustments	(7)	(8)
Derivative income recorded in net realized gains (losses)	89	77
Total adjustments	(159)	(354)
Net investment income (APTOI basis)	$3,031	$2,984

FOR IMMEDIATE RELEASE
The following table presents notable items and alternative investment returns versus long-term return expectations:

	Three Months Ended June 30,
(in millions)	2026	2025
Individual Retirement:
Alternative investments returns versus long-term return expectations	$(42)	$12
Total adjustments	$(42)	$12

Group Retirement:
Alternative investments returns versus long-term return expectations	$(21)	$(6)
Total adjustments	$(21)	$(6)

Life Insurance:
Alternative investments returns versus long-term return expectations	$(10)	$1
Total adjustments	$(10)	$1

Institutional Markets:
Alternative investments returns versus long-term return expectations	$(62)	$33
Total adjustments	$(62)	$33

Total Corebridge:
Alternative investments returns versus long-term return expectations	$(135)	$40
Total adjustments	$(135)	$40

FOR IMMEDIATE RELEASE
The following table presents premiums and deposits:

	Three Months Ended June 30,
(in millions)	2026	2025
Individual Retirement
Premiums	$26	$31
Deposits	3,799	6,457
Other(1)	(3)	(1)
Premiums and deposits	$3,822	$6,487
Group Retirement
Premiums	$4	$—
Deposits	1,765	1,976
Premiums and deposits(2)(3)	$1,769	$1,976
Life Insurance
Premiums	$382	$377
Deposits	391	393
Other(1)	97	98
Premiums and deposits	$870	$868
Institutional Markets
Premiums	$129	$25
Deposits	2,455	1,102
Other(1)	21	8
Premiums and deposits	$2,605	$1,135
Total
Premiums	$541	$433
Deposits	8,410	9,928
Other(1)	115	105
Premiums and deposits	$9,066	$10,466
(1)    Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(2)    Includes inflows related to in-plan mutual funds of $781 million and $842 million for the three months ended June 30, 2026 and June 30, 2025, respectively
(3)    Excludes client deposits into advisory and brokerage accounts of $935 million and $744 million for the three months ended June 30, 2026 and June 30, 2025, respectively